    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 1, 1996

                                                     REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                            LITTON INDUSTRIES, INC.
               (Exact name of registrant as specified in charter)

                   DELAWARE                            95-1775499
        (State or other jurisdiction                (I.R.S. Employer
     of incorporation or organization)             Identification No.)


                            21240 BURBANK BOULEVARD
                     WOODLAND HILLS, CALIFORNIA 91367-6675
                                  818-598-5000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                            ------------------------

                             JOHN E. PRESTON, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                            21240 BURBANK BOULEVARD
                     WOODLAND HILLS, CALIFORNIA 91367-6675
                                  818-598-5000
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC FROM TIME TO TIME AFTER THIS REGISTRATION STATEMENT
BECOMES EFFECTIVE.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
/ / ____________________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / ____________________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                            ------------------------

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                                           PROPOSED     PROPOSED
                                                                           MAXIMUM       MAXIMUM
                                                             AMOUNT        OFFERING     AGGREGATE     AMOUNT OF
  TITLE OF EACH CLASS OF                                      TO BE         PRICE       OFFERING     REGISTRATION
SECURITIES TO BE REGISTERED                                REGISTERED    PER UNIT(1)    PRICE(1)         FEE
------------------------------------------------------------------------------------------------------------------
Common Stock, $1.00 par value...........................     1,470,240     $47.3125    $69,560,730     $23,986
------------------------------------------------------------------------------------------------------------------
Preferred Stock purchase rights(2)......................                     N/A           N/A           N/A
==================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and based on the average of the high and low prices on September 24, 1996 as reported on the New York Stock Exchange.

(2) One preferred stock purchase right attaches to and will be distributed without charge with respect to each share of Common Stock of Litton Industries, Inc. registered hereby.

                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATES AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

     THE INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED OCTOBER 1, 1996

PROSPECTUS

                                1,470,240 SHARES

                            LITTON INDUSTRIES, INC.

                                  COMMON STOCK

                            ------------------------

     This prospectus relates to 1,470,240 shares (the "Shares") of Common Stock, $1.00 par value ("Common Stock"), of Litton Industries, Inc. ("Litton" or the "Company") that may be offered from time to time by Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Selling Stockholder"). Litton will not receive any of the proceeds from the sale of the Shares. The Selling Stockholder has advised Litton that the Shares may be offered by the Selling Stockholder on the New York Stock Exchange or any other exchange on which the Common Stock is traded, in the over-the-counter market, through negotiated transactions, or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at prices otherwise negotiated.

     The shares of Common Stock are listed on the New York Stock Exchange ("NYSE"). On September 30, 1996, the last reported sale price of the Common Stock on the NYSE was $49 1/8 per share.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
     CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

                THE DATE OF THIS PROSPECTUS IS OCTOBER   , 1996

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission. Such reports, proxy statements, and other information filed by the Company with the Securities and Exchange Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, Suite 1300, New York, New York 10048; Los Angeles Regional Office, 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036; and Chicago Regional Office, Citicorp Center, 500 West Madison St., Suite 1400, Chicago, Illinois 60661; and copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 or by accessing the Commission's World Wide Web site at http://www.sec.gov. Such reports, proxy statements, and other information can also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and at the offices of The Pacific Stock Exchange Incorporated, 301 Pine Street, San Francisco, California 94104.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed with the Securities and Exchange Commission (File No. 1-3998), are incorporated herein by reference and made a part hereof: (a) the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1995; (b) the Company's definitive Proxy Statement dated October 27, 1995, in connection with the Company's 1995 Annual Meeting of Shareholders; (c) the Company's quarterly reports on Form 10-Q for the periods ended October 31, 1995, January 31, 1996 and April 30, 1996; (d) the Company's Current Reports on Form 8-K dated February 16, 1996 (as amended on Form 8-K/A dated March 4, 1996), March 19, 1996, May 8, 1996 and July 26, 1996; (e) the
Company's Current Report on Form 8-K dated August 17, 1994 and (f) the Company's Form 8-A dated August 23, 1994.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering of the Shares hereunder shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. The Company hereby undertakes to provide without charge to each person to whom a Prospectus is delivered, on the written or oral request of such person, any and all of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that the registration statement incorporates) and undertakes to promptly furnish without charge to any such person upon request a copy of the Company's most recent Annual Report to its shareholders. Written or oral requests for such copies of documents relating the Company should be directed to Investor Relations, at the address and telephone numbers included in the section entitled "LITTON".

                                     LITTON

     Litton, a Delaware corporation organized in 1953, has its principal executive offices at 21240 Burbank Boulevard, Woodland Hills, California 91367-6675, where its telephone number is (818) 598-5000.

     Litton is mainly a high technology aerospace and defense corporation which provides advanced electronic and defense systems, information technology, and marine engineering and production to U.S. and world markets. The Company also provides electronic components and interconnect products to customers worldwide. Approximately 73% of the Company's consolidated revenues for the fiscal year ended July 31, 1995 were derived from sales to the U.S. Government.

     The Company's primary operations are reported in three segments: Advanced Electronics, Marine Engineering and Production, and Electronic Components and Materials (formerly known as the Interconnect Products segment). Effective July 31, 1996, certain businesses which were previously reported in the Advanced Electronics segment have been grouped with the Electronic Components and Materials segment. The Advanced Electronics segment is a major supplier of electronic systems and related services to the U.S. and international military electronics markets and provides navigation systems and electronic components to a variety of commercial customers. This segment also designs, develops, integrates and supports computer-based information handling and processing systems and reengineers business processes. The Marine Engineering and Production segment is a leading designer and builder of complex surface combatant ships for the U.S. Navy and also provides modernization, overhaul and repair work. The Electronic Components and Materials segment manufactures and distributes interconnection subsystems, electronic connectors, printed circuit boards, backpanels, soldering materials, rotary components, fiber optic components and systems and microwave components and subsystems to diverse markets worldwide.

                              SELLING STOCKHOLDER

     The Selling Stockholder acquired the Shares being offered hereby from Litton by converting approximately $240 million of Litton's zero coupon convertible subordinated notes due 2010 which Litton called for redemption on June 28, 1993. These notes were convertible into 6.126 shares of Litton Common Stock per $1,000 of principal.

     The Selling Stockholder has from time to time provided investment banking services to Litton for which the Selling Stockholder has received customary fees.

                              PLAN OF DISTRIBUTION

     The Shares offered hereby are being sold by the Selling Stockholder acting as principal for its own account. Litton will not receive any of the proceeds from the sale of the Shares.

     The Selling Stockholder has advised Litton that the distribution of the Shares by the Selling Stockholder may be effected from time to time in one or more transactions (which may involve block transactions) on the New York Stock Exchange, on any other exchange on which the Common Shares are traded, in special offerings, exchange distributions and/or secondary distributions pursuant to and in accordance with the applicable rules of the New York Stock Exchange or such other exchange, in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at market prices prevailing at the time of such sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholder may effect such transactions in the ordinary course of its trading and arbitrage operations, including, without limitation, block trading, block positioning and, covering short positions, in each case to the extent permitted by law. The Selling Stockholder may effect such transactions by selling Shares to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of Shares for whom they may act as agent. In connection with the sale of the Shares, the Selling Stockholder may be deemed to have received compensation from the Company in the form of underwriting discounts, and the Selling Stockholder may also receive commissions from purchasers of Shares for whom it may act as agent. The Selling Stockholder and any dealers that participate with the Selling Stockholder in the distribution of the Shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Shares positioned by them might be deemed to be underwriting discounts and commissions under the Securities Act.

     Litton has agreed to indemnify the Selling Stockholder against, and to provide contribution with respect to, certain liabilities, including liabilities under the Securities Act.

     One or more supplemental prospectuses will be filed pursuant to Rule 424 under the Securities Act to describe any material arrangement for the resale of the Shares when and if any such arrangements are entered into between the Selling Stockholder and any dealers that participate in the distribution of the Shares.

                             VALIDITY OF SECURITIES

     The validity of the securities offered hereby has been passed upon for the Company by John E. Preston, Esq., Senior Vice President and General Counsel of the Company. As of October 1, 1996, Mr. Preston held 11,459 shares of Common Stock of the Company and options to purchase 41,258 such shares.

                                    EXPERTS

     The Consolidated Financial Statements of the Company incorporated herein by reference from the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1995 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference and have been so incorporated in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THE OFFER CONTAINED HEREIN. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY THE SELLING STOCKHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS NOT LAWFUL TO MAKE ANY SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

             ------------------------

                TABLE OF CONTENTS

                                        PAGE
                                        -----
Available Information...................     2
Incorporation of Certain Documents by
  Reference.............................     2
Litton..................................     3
Selling Stockholder.....................     3
Plan of Distribution....................     3
Validity of Securities..................     4
Experts.................................     4



                                1,470,240 SHARES

                            LITTON INDUSTRIES, INC.

                                  COMMON STOCK


                            ------------------------

                                   PROSPECTUS
                            ------------------------


                                OCTOBER   , 1996

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     All amounts shown, other than the Securities and Exchange Commission ("SEC") registration fee, are estimates. All of such expenses will be borne by the Company.

        SEC registration fee...............................................  $23,986
        Accounting fees and expenses.......................................    5,000
        Miscellaneous expenses.............................................    5,000
                                                                             -------
                                                                             $33,986
                                                                             =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article SIXTH of the Restated Certificate of Incorporation of the registrant reads as follows:

     "Section 1. Elimination of certain Liability of Directors.

     No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty by such director as a director, except for any matter in respect of which such director shall be liable under Section 174 of the Delaware General Corporation Law or any amendment thereto or successor provision thereof or shall be liable by reason that, in addition to any and all other requirement for such liability, he (i) shall have breached his duty of loyalty to the Corporation or its stockholders,
(ii) in acting or in failing to act, shall not have acted in good faith or shall have acted in a manner involving intentional misconduct or a knowing violation of law or (iii) shall have derived an improper personal benefit from the transaction in respect of which such breach of fiduciary duty occurred. Neither the amendment nor repeal of Section 1 of this Article SIXTH shall eliminate or reduce the effect of Section 1 of this Article SIXTH in respect of any matter occurring, or any cause of action, suit or claim that, but for Section 1 of this Article SIXTH would accrue or arise, prior to such amendment or repeal. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article SIXTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended from time to time.

     Section 2. Indemnification and Insurance.

     (A) Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by the Corporation, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, excise taxes pursuant to the Employee Retirement Income Security Act of 1974 or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph (B) hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of disposition and officers.

     (B) Right of Claimant to Bring Suit. If a claim under paragraph (A) of this
Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct."

ITEM 16.  EXHIBITS

EXHIBIT NO.                                       DESCRIPTION
-----------                                       -----------
   3.1(a)       Restated Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Company's 1984 Annual Report on Form 10-K, and incorporated herein by reference.
   3.1(b)       Amendment to the Company's Restated Certificate of Incorporation, filed as
                Exhibit 3.1(a) to the Company's October 31, 1986 Quarterly Report on Form 10-Q,
                and incorporated herein by reference.
   3.2(a)       By-laws of the Company, filed as Exhibit 3.2 to the Company's 1988 Annual Report on Form 10-K, and incorporated herein by reference.
   3.2(b)       Board of Directors Resolution amending the by-laws with respect to the number of members of the Board of Directors, filed as Exhibit 3.2(b) to the Company's 1995
                Annual Report on Form 10-K, and incorporated herein by reference.
   4            Rights Agreement, together with exhibits thereto, dated August 17, 1994 between
                Litton Industries, Inc. and The Bank of New York, as Rights Agent, filed as
                Exhibit 99.2 to Form 8-K dated August 17, 1994 and incorporated herein by reference.
   5            Opinion of John E. Preston, Esq. regarding legality.
  23.1          Consent of Deloitte & Touche LLP.
  23.2          Consent of John E. Preston, Esq. (included in Exhibit 5).
  24            Powers of Attorney of certain directors and certain officers of Litton.

ITEM 17.  UNDERTAKINGS

     The undersigned Registrant hereby undertakes as follows:

     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     For the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 1st day of October, 1996.

                                          LITTON INDUSTRIES, INC.

                                          By /s/     RUDOLPH E. LANG, JR.
                                            ------------------------------------
                                                   (Rudolph E. Lang, Jr.)
                                                 Senior Vice President and
                                                  Chief Financial Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John E. Preston and Jeanette M. Thomas, and each of them, their true and lawful attorneys-in-fact and agents, each with power to act alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                 TITLE                      DATE
------------------------------------------  ---------------------------------  ----------------
       /s/   *JOHN M. LEONIS                Chairman of the Board and           October 1, 1996
------------------------------------------  Chief Executive Officer
             (John M. Leonis)


      /s/   *MICHAEL R. BROWN               President and Chief Operating       October 1, 1996
------------------------------------------  Officer
            (Michael R. Brown)


     /s/  RUDOLPH E. LANG, JR.              Senior Vice President and           October 1, 1996
------------------------------------------  Chief Financial Officer
         (Rudolph E. Lang, Jr.)


      /s/  *ALTON J. BRANN                  Director                            October 1, 1996
------------------------------------------
           (Alton J. Brann)


     /s/  *JOSEPH T. CASEY                  Director                            October 1, 1996
------------------------------------------
          (Joseph T. Casey)


       /s/  *CAROL B. HALLETT               Director                            October 1, 1996
------------------------------------------
           (Carol B. Hallett)


      /s/  *THOMAS B. HAYWARD               Director                            October 1, 1996
------------------------------------------
           (Thomas B. Hayward)

                SIGNATURE                                 TITLE                      DATE
                ---------                                 -----                      ----
        /s/  *ORION L. HOCH                 Director                            October 1, 1996
------------------------------------------
             (Orion L. Hoch)

         /s/  *DAVID E. JEREMIAH            Director                            October 1, 1996
------------------------------------------
           (David E. Jeremiah)

         /s/  *ROBERT H. LENTZ              Director                            October 1, 1996
------------------------------------------
            (Robert H. Lentz)

       /s/  *WILLIAM P. SOMMERS             Director                            October 1, 1996
------------------------------------------
           (William P. Sommers)

       /s/  *C.B. THORNTON, JR.             Director                            October 1, 1996
------------------------------------------
           (C.B. Thornton, Jr.)

        /s/  CAROL A. WIESNER               Vice President, Controller,         October 1, 1996
------------------------------------------  (Chief Accounting Officer)
            (Carol A. Wiesner)

*By     /s/  JOHN E. PRESTON
------------------------------------------
             John E. Preston
             Attorney-in-Fact